EXHIBIT 1.1
Temecula Valley Bancorp Inc.

1,750,000 Trust Preferred Securities

Temecula Valley Statutory Trust VI

Temecula Valley Bank

Underwriting Agreement

December __, 2007

Howe Barnes Hoefer & Arnett, Inc.
222 South Riverside Plaza
7th Floor
Chicago, Illinois 60606

Wunderlich Securities, Inc.
6000 Poplar, Suite 150
Memphis, TN 38119

Ladies and Gentlemen:

Temecula Valley Bancorp Inc., a California corporation (the “Company”) will be the holder of all of the common securities of Temecula Valley Statutory Trust VI, a Delaware statutory trust (the “Trust”).  The Company and the Trust (together, the “Offerors”) propose that the Trust issue 1,750,000 of its __% Trust Preferred Securities with a liquidation amount of $10.00 per security (the “Firm Securities”) to the underwriters named in Schedule I hereto (the “Underwriters”), who are acting severally and not jointly and for whom Howe Barnes Hoefer & Arnett, Inc. and Wunderlich Securities, Inc. are acting as representatives (the “Representatives”).

In addition, the Offerors have granted to the Underwriters an option to purchase up to 262,500 additional __% Trust Preferred Securities (the “Optional Securities”), exercisable at the Underwriters’ election in accordance with section 3 herein (the Firm Securities and the Optional Securities that the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the “Securities”).

The Securities will be issued pursuant to a Trust Agreement (the “Trust Agreement”), as amended and restated, among Wilmington Trust Company as Property Trustee and Delaware Trustee, the administrative trustees named therein (the “Administrative Trustees”) and the Company, that complies with the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the “Guarantee”) only as provided in a Guarantee Agreement (the “Guarantee Agreement”) between the Company and Wilmington Trust Company, as trustee (the “Guarantee Trustee”).

The proceeds of the sale of the Securities will be used to purchase unsecured junior subordinated deferrable interest notes (the “Junior Subordinated Notes”) issued by the Company pursuant to an Indenture (the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Indenture Trustee”).

The Representatives have advised the Company that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective.

1.  (a)           The Offerors jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

(i)  A registration statement on Form S-3 (File No. _____________) (the “Initial Registration Statement”) in respect of the Securities, the Guarantee, and the Junior Subordinated Notes has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to Representatives, and, excluding exhibits thereto, for each of the Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement and any post-effective amendment thereto, has heretofore been filed with the Commission; the Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the preliminary prospectus for the registration of the Securities, the Guarantee and the Junior Subordinated Notes included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”);

(ii)  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and the Trust Indenture Act and the rules and regulations thereunder; on the effective date and at any Time of Delivery (as defined in Section 5 hereof), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (A) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (B) information in those parts of the Registration Statement which constitute the Statement of Eligibility and Qualification (“Form T-1”) under the Trust Indenture Act.  Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters to use as such in connection with the offer and sale of the Securities;

(iv)  As of the Applicable Time, neither (i) any Issuer-Represented General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.  As used in this paragraph and elsewhere in this Underwriting Agreement (the “Agreement”):

“Applicable Time” means 4:00 p.m. (Chicago time) on the date of this Agreement.

“Statutory Prospectus” as of any time means the most recent Preliminary Prospectus that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus;

(v)  Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(vi)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus; and since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the General Disclosure Package and the Prospectus, (A) there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders’ equity or results of operations of the Trust and the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock;

(vii)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal, intangible and intellectual property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings and personal, intangible and intellectual property held or used under lease or license by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases and licenses with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and as to which no lessor or licensor is in material breach or default and no event has occurred that with the passage of time or giving of notice would result in a default by such lessor or licensor;

(viii)  The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(ix)  Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or Delaware statutory trust, as the case may be, in good standing under the laws of their respective places of incorporation or organization, as the case may be, and with respect to the Company’s banking subsidiary, Temecula Valley Bank (the “Bank”), has been duly chartered and is validly existing as a California-chartered commercial bank, in good standing under the laws of California, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock of the Bank have been duly authorized and validly issued and are fully paid and nonassessable, and are owned, directly by the Company, free and clear of any pledge, lien, encumbrance, claim or equity; and the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Bank and  Temecula Valley Statutory Trust II, Temecula Valley Statutory Trust III, Temecula Valley Statutory Trust IV and Temecula Valley Trust V (collectively, the “Other Trusts”);

(x)  The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the caption “Capitalization,” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws and conform to the description of the Securities contained in each of the General Disclosure Package and the Prospectus; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company; and no person has any preemptive or similar right to purchase any shares of capital stock or equity securities of the Company;

(xi)  The unissued Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Securities contained in each of the General Disclosure Package and the Prospectus;

(xii)  The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act (the “Delaware Act”) with full trust power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Trust’s condition (financial or otherwise) or results of operations taken as a whole;

(xiii)  The Trust has conducted and will conduct no business other than the transactions contemplated by the Trust Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to GAAP;

(xiv)  The Trust Agreement, the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act;

(xv)  The Junior Subordinated Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefore, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(xvi)  Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, agreements or understandings with respect to the sale or issuance of, or restrictions upon the voting or transfer of any shares of capital stock of or other equity interest in the Company, the Junior Subordinated Notes, the common securities of the Trust held by the Company (the “Common Securities”) or the Securities and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person.  Neither the filing of the Registration Statement nor the registration of the Securities, the Guarantee or the Junior Subordinated Notes gives rise to any rights for or relating to the registration of any capital stock or other securities of the Company or the Trust;

(xvii)  The issue and sale of the Securities by the Offerors and the compliance by the Company, the Bank, and the Trust with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), nor will any such action (A) result in any violation of the provisions of the articles of incorporation or other organizational documents or bylaws of the Company or any of its subsidiaries or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, assets, liabilities or credit or deposit-gathering practices or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company or any subsidiary pursuant to, any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act effected or to be effected under the Registration Statement, and as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; provided however, that the Company makes no representations whatsoever with respect to the satisfaction of requirements of FINRA, as the making and content of the filings with FINRA are the sole responsibility of the Underwriters.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xviii)  Neither the Company nor any of its subsidiaries is (A) in violation of its articles of incorporation or charter, as applicable, or bylaws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xix)  The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified.  Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus;

(xx)  Each of the Company and its subsidiaries maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xxi)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Act).  Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s chief executive officer and its chief financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established.  Neither the Company’s independent registered public accounting firm nor the Audit Committee of the Board of Directors of the Company has been advised of (1) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data or (2) any fraud, whether or not material, that involves management employees or other employees who have a role in the Company’s internal control over financial reporting.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting that have materially affected, or are reasonably likely to materially affect the Company’s internal control over financial reporting;

(xxii)  Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or practices, deposit-gathering or retention, or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.  There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries or any of their assets or liabilities which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or the United States Small Business Administration (the “SBA”);

(xxiii)  Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity (including, without limitation, all regulations and orders of, or agreements with, the California Department of Financial Institutions, the Board of Governors of  Federal Reserve System (the “FRB”), the FDIC and SBA) applicable to them, except where the failure to so possess or comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxiv)  Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the best of the Company’s knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxv)  Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not,  singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxvi)  The statistical and market related data contained in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(xxvii)  This Agreement, the Indenture, the Trust Agreement, and the Guarantee Agreement have been duly authorized, executed and delivered by the Company and/or the Trust, as the case may be, and constitutes a valid, legal and binding obligation of the Company and/or the Trust, as the case may be, enforceable in accordance with their respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and, with respect to Section 9 hereof, by the public policy underlying the federal or state securities laws;

(xxviii)  The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to the Company against payment therefore as described in the Prospectus, will be validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; and at the Closing Date or the Option Closing Date, as the case may be, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, pledge, lien, encumbrance, claim or equity;

(xxix)  The Securities have been duly authorized by the Trust Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Trust Agreement and will conform to the statements relating thereto contained in the Prospectus;

(xxx)  Each of the Administrative Trustees of the Trust is an officer or director of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement;

(xxxi)  Neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(xxxii)  The Company is not and, after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxxiii)  Crowe Chizek & Co. LLP, who have certified the 2005, 2006 and 2007 financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 with respect to the Company;

(xxxiv)  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in each of the General Disclosure Package and the Prospectus;

(xxxv)  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxvi)  The Offerors have filed all foreign, federal, state and local tax returns that are required to be filed or are eligible for, and have requested, extensions thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and have paid all taxes required to be paid by either of them and any other assessment, fine or penalty levied against either of them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxvii)  The Bank is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock and no subsidiary of the Company is prohibited, directly or indirectly, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus;

(xxxviii)  Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, any of the subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or any subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, any of the subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(xxxvii)                      Neither the Trust, the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Trust or Company or any of its subsidiaries has (A) used any Trust or Company funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment of Trust or Company funds to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 with regard to the Trust or Company or its subsidiaries; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment with regard to Trust or Company funds or activities; or (E) made any payment of funds to the Trust or Company or any of its subsidiaries or received or retained funds from the Trust or Company or any of its subsidiaries in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required;

(xxxviii)                      The operations of the Trust, the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust, the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(xxxix)  No relationship, direct or indirect, exists between or among the Trust, the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described;

(xl)  Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Trust or the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses;

(xli)  None of the the Trust, the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Trust or the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and neither the Trust nor the Company will knowingly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(xlii)  The likelihood that payments on the Securities will be deferred is remote, and the Company does not currently plan, anticipate, or intend any such deferral;

(xliii)  No payments on any securities issued by or to any of the Other Trusts have been deferred, and the likelihood that payments on any securities issued by or to any of the Other Trusts will  be deferred is remote, and neither the Company nor any of the Other Trusts plan, anticipate, or intend any such deferral;

(xliv)  No event of default, breach, or fact or circumstance that itself or with the passage of time or giving of notice could result in a breach or event of default under any agreement related to any outstanding security issued by or to any of the Other Trusts has occurred or is continuing;

(xlv)  No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was or will be, when made, inaccurate, untrue or incorrect;

(xlvi)  At the time of filing the Registration Statement relating to the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405.

(b)  The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(i)  The Bank has been duly chartered and is validly existing in good standing under the laws of the state of California, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii)  Neither the Bank nor any of its subsidiaries are in violation of its charter, bylaws or other charter documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property of the Bank or any of its subsidiaries is subject; and

(iii)  The execution, delivery and performance of this Agreement by the Bank and the compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter of the Bank or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its subsidiaries or any of its properties.

2.  The Representatives, on behalf of the several Underwriters, represent and warrant to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering, (b) the legends concerning stabilizing and passive market making activities on the inside front cover page of the Prospectus, and (c) under “Underwriting” in the Prospectus was furnished in writing to the Company by and on behalf of the Underwriters specifically for use in connection with the preparation of the Registration Statement and is correct and complete in all material respects.

3.  Subject to the terms and conditions herein set forth, (a) the Offerors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Offerors the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Offerors agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Offerors that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities that all of the Underwriters are entitled to purchase hereunder.

The Offerors hereby grant to the Underwriters the right to purchase at their election up to 262,500 Optional Securities for the sole purpose of covering overallotments in the sale of the Firm Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from the Representatives to the Offerors, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless the Representatives and the Offerors otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

It is understood that each Underwriter has authorized the Representatives for such Underwriter’s account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Optional Securities, if any, which such Underwriter has agreed to purchase.  Howe Barnes Hoefer & Arnett, Inc. and/or Wunderlich Securities, Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Optional Securities, if any, to be purchased by any Underwriter whose funds have not been received by Howe Barnes Hoefer & Arnett, Inc. or Wunderlich Securities, Inc., respectively, by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

4.  Upon the authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus, including the compensation to the Underwriters described therein.

5.  (a)           The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours prior notice to the Offerors, shall be delivered by or on behalf of the Offerors to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company, to the Representatives at least forty-eight hours in advance.  The Offerors will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., Chicago Time, on  December __, 2007 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., Chicago time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Offerors may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)  The documents to be delivered at each Time of Delivery, or at such time as otherwise to be delivered in accordance with the Representatives’ instructions, by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Howe Barnes Hoefer & Arnett, Inc., 222 South Riverside Plaza, 7th Floor, Chicago, Illinois 60606 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., Chicago Time, on the Chicago Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “Chicago Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Chicago are generally authorized or obligated by law or executive order to close.

6.  The Offerors agree with each of the Underwriters:

(a)  To prepare the Prospectus in a form approved by the Representatives and agree to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, any Issuer-Represented Free Writing Prospectus or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)  If at any time following issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Offerors have notified or will notify promptly the Representatives so that any use of such Issuer-Represented Free Writing Prospectus may cease until it is amended or supplemented and the Offerors have promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)  The Offerors jointly and severally represent and agree that, unless they obtain the prior written consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior written consent of each of the Offerors and the Representatives, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission.  Any such free writing prospectus consented to by the Offerors and the Representatives are hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Offerors represent that they have treated or agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  The Offerors represent that they have satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show;

(d)  Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Offerors shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e)  Prior to 10:00 a.m., Chicago Time, on the Chicago Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in Chicago in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon Howe Barnes Hoefer & Arnett, Inc.’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as Howe Barnes Hoefer & Arnett, Inc. may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)  To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(g)  During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to, and not to allow any of its directors or executive officers to, offer, sell, agree to sell, contract to sell hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, except as provided hereunder any securities of the Company that are substantially similar to the Securities, including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive Securities or publicly announce an intention to effect any such transaction, without Howe Barnes Hoefer & Arnett, Inc.’s prior written consent; provided, however, that if:  (1) during the last 17 days of such 180-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 180-day period, the restrictions imposed by this Section 6(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event;

(h)  To furnish to their securityholders, as soon as practicable after the end of each fiscal year, an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company or the Trust, as the case may be, and its consolidated subsidiaries certified by an independent registered public accounting firm) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to their securityholders consolidated summary financial information of the Company or the Trust, as the case may be, in reasonable detail;

(i)  During a period of five years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to the Security holders, and to deliver to the Representatives (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company and the Trust as the Representatives may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Trust, the Company and its subsidiaries are consolidated in reports furnished to its securityholders generally or to the Commission);

(j)  To use the net proceeds received by them from the sale of the Securities pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”;

(k)  If the Offerors elect to rely on Rule 462(b), the Offerors shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Chicago time, on the date of this Agreement, and the Offerors shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l)  To use their best efforts to list for quotation the Securities on the Global Market of the National Association of Securities Dealers Automated Quotations System (“NASDAQ”);

(m)  During the period beginning on the date hereof and ending on the later of the fifth anniversary of the First Time of Delivery or the date on which the Underwriters receive full payment in satisfaction of any claim for indemnification or contribution to which they may be entitled pursuant to Section 9 of this Agreement, neither the Trust, the Company nor the Bank shall, without the prior written consent of the Representatives, take or permit to be taken any action that could result in the Company’s or the Bank’s common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the California Department of Financial Institutions, the FDIC, or any other federal or state agency having jurisdiction over the Bank, by regulation, policy statement or interpretive release or by written order or written advice addressed to the Bank and specifically addressing the provisions of Section 9 hereof, permits indemnification of the Underwriters by the Bank as contemplated by such provisions;

(n)  To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act; and

(o)  To comply, and to use its best efforts to cause the Company’s directors and officers and the Trust’s trustees, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

7.  The Offerors covenant and agree with the several Underwriters that the Company will pay or cause to be paid the following: (i) Underwriters’ counsel fees and expenses, such reimbursement amount not to exceed $50,000; (ii) the fees, disbursements and expenses of the Offerors’ counsel and accountants in connection with the registration of the Securities, the Junior Subordinated Notes, the Guarantee, and the Indenture under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing any agreement among Underwriters, this Agreement, any Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (v) all fees and expenses in connection with listing the Securities on NASDAQ; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the sale of the Securities; (vii) the cost of preparing any Security certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

8.  The obligations of the Underwriters hereunder, as to the Securities to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Offerors herein are, at and as of such Time of Delivery, true and correct, the condition that the Offerors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Offerors has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Chicago Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b)  Luce, Forward, Hamilton & Scripps LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated as of such Time of Delivery, with respect to the incorporation of the Company and the Trust Agreement, the validity of the Securities, the Trust Agreement, the Indenture, the Guarantee Agreement, the Registration Statement, and the Prospectus as amended or supplemented, and with respect to other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)  McAndrews, Allen & Matson, P.C., counsel for the Company, shall have furnished to the Representatives their written opinion (a draft of such opinion is attached as Annex I hereto), dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto and to such further effect as counsel to the Underwriters may reasonably request;

(d)  Manatt, Phelps & Phillips, LLP or its successor, tax counsel for the Company, shall have furnished to the Representatives their written opinion (a draft of such opinion is attached as Annex II hereto), dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex II hereto and to such further effect as counsel to the Underwriters may reasonably request;

(e)  Richards, Layton & Finger, counsel for Wilmington Trust Company, as Property Trustee and Delaware Trustee under the Trust Agreement, Indenture Trustee under the Indenture, and Guarantee Trustee under the Guarantee Agreement, and special Delaware counsel to the Offerors, shall have furnished to the Representatives their written opinions (drafts of such opinions are attached as Annex III hereto), dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex III hereto and to such further effect as counsel to the Underwriters may reasonably request;

(f)  On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Chicago Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Crowe, Chizek & Co. shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect that they are independent public accountants with respect to the Trust, the Company and the Company’s subsidiaries within the meaning of the Act and the related rules and regulations and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the documents filed under the Act incorporated by reference therein setting forth financial information of the Company);

(g)  (i) Neither the Trust, the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Trust, the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus;

(h)  On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(i)  On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or California authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this Clause (iv) in the judgment of Howe Barnes Hoefer & Arnett, Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)  The Securities to be sold at such Time of Delivery shall have been duly listed for quotation on the NASDAQ Global Market;

(k)  The Offerors shall have complied with the provisions of Section 5(b) hereof with respect to the furnishing of prospectuses as delivered in accordance with the Representatives’ instructions; and

(l)  The Offerors shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, the Bank and trustees of the Trust satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, the Bank and the Trust herein at and as of such Time of Delivery, as to the performance by the Company and Trust of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request.

9.  (a)           The Trust, the Company and the Bank, jointly and severally, shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Trust, the Company nor the Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Offerors by any Underwriter through the Representatives expressly for use therein (provided that the Offerors and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Offerors specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, are (i) the price and proceeds figures appearing in the Prospectus in the section entitled “Underwriting,” (ii) the section entitled “Underwriting” relating to the Underwriters’ reservation of the right to withdraw, cancel or modify the offer contemplated by this Agreement and to reject orders in whole or in part, and (iii) the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and penalty bids in which the Underwriters may engage (collectively, the “Underwriters’ Information”).  Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank is found in a final judgment by a court of competent jurisdiction to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b)  Each Underwriter shall indemnify and hold harmless the Offerors against any losses, claims, damages or liabilities to which the Offerors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package, the Prospectus or any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Offerors by such Underwriter through the Representatives expressly for use therein; and will reimburse the Offerors for any legal or other expenses reasonably incurred by the Offerors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Offerors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Offerors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Offerors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Offerors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)  The obligations of the Trust, the Company and the Bank under this Section 9 shall be in addition to any liability which the Trust, the Company and the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company or trustee of the Trust who signs the Registration Statement and to each person, if any, who controls the Trust, the Company or the Bank, as the case may be, within the meaning of the Act.

10.  (a)           If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in the Representatives’ discretion arrange for the Representatives or another party or other parties to purchase such Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives does not arrange for the purchase of such Securities, then the Offerors shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, the Representatives notifies the Offerors that the Representatives have so arranged for the purchase of such Securities, or the Offerors notify the Representatives that the Offerors have so arranged for the purchase of such Securities, the Representatives or the Offerors shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Offerors agree to file promptly any amendments to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-tenth of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Offerors shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Offerors as provided in Section 10(a) hereof, the aggregate number of such Securities which remains unpurchased exceeds one-tenth of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Offerors shall not exercise the right described in Section 10(b) hereof to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Offerors, except for the expenses to be borne by the Offerors as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.  The respective indemnities, agreements, representations, warranties and other statements of the Offerors, the Bank and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Offerors or the Bank, or any officer or director or controlling person of the Company or the Bank or trustee of the Trust, and shall survive delivery of and payment for the Securities.

12.  If this Agreement is terminated pursuant to Section 10 hereof, neither the Offerors nor the Bank shall then be under any liability to any Underwriter except as provided in Sections 7 (in the case of the Offerors) and 9 (in the case of the Offerors and the Bank) hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Offerors as provided herein, the Offerors will reimburse the Underwriters through the Representatives for all out-of-pocket expenses, including fees and disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Offerors shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at 222 South Riverside Plaza, 7th Floor, Chicago, Illinois 60606, Attention: Douglas F. Secord, Syndicate Manager; and if to the Company, the Trust, or to the Bank  shall be delivered or sent by mail to the address of the Offerors set forth in the Registration Statement, Attention: Donald A. Pitcher; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters’ Questionnaire, which address or facsimile number will be supplied to the Offerors by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Offerors, the Bank and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and of the Bank, the trustees of the Trust and each person who controls the Company, the Bank, the Trust or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

17.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Offerors and the Bank.

[signature pages follow]

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Accepted as of the date hereof:

TEMECULA VALLEY BANCORP INC.

By:_____________________
Name:  Stephen H. Wacknitz
Title:  President, Chief Executive Officer, and Chairman of the Board

TEMECULA VALLEY BANK

By:____________________
Name:  Stephen H. Wacknitz
Title:  President

[Signatures continued on following page]

Accepted as of the date hereof:

HOWE BARNES HOEFER & ARNETT, INC.
As Representative of the Several Underwriters named in Schedule I hereto

By: ___________________________
Name:  Daniel E. Coughlin
Title:  President and Chief Executive Officer

WUNDERLICH SECURITIES, INC.
As Representative of the Several Underwriters named in Schedule I hereto

By:____________________________
Name:
Title:

[Signatures continued on following page]

Accepted as of the date hereof:

TEMECULA VALLEY STATUTORY TRUST VI

By WILMINGTON TRUST COMPANY, Indenture Trustee

By _________________________
Its _______________________

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Howe Barnes Hoefer & Arnett, Inc.
Wunderlich Securities, Inc.

Total	1,750,000	262,500

Schedule I

ANNEX I

Opinion of Company Counsel

(i)    The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended; has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

(ii)    The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company (including the Securities being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and nonassessable; and the Securities conform to the description of the Securities contained in the Prospectus;

(iii)    Except as described in the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(iv)    The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to any liability or disability by reason of failure to be so qualified in any jurisdiction, except where such failure to be so qualified would not have a Material Adverse Effect;

(v)    Each subsidiary of the Company either has been duly incorporated and is validly existing as a corporation or a statutory business trust or has been duly chartered and is validly existing as a California state-chartered bank, in each case in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the activities of the Bank are activities permitted to subsidiaries of a California state-chartered bank under applicable law and the rules and regulations of the California Department of Financial Institutions and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned, directly by the Company free and clear of any pledge, lien, encumbrance, claim or equity;

Annex I-1

(vi)    To the best of such counsel’s knowledge, the Company and its subsidiaries have good and marketable title to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii)    Except as disclosed in the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all laws, rules, regulations, decisions, directives and orders (including, without limitation, all regulations and orders of, or agreements with, the FDIC, the FRB, the California Department of Financial Institutions, the Sarbanes-Oxley Act, Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act) and neither the Company nor any of its subsidiaries has received any communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order; there is no action, suit, investigation or proceeding before or by any Governmental Entity now pending or, to the knowledge of such counsel, threatened or contemplated against or affecting the Company or any of its subsidiaries (A) that is required to be disclosed in the Registration Statement and not disclosed therein, (B) that could result, individually or in the aggregate, in any Material Adverse Effect, (C) that could materially and adversely affect the properties, assets, leasehold interests or licenses of the Company and its subsidiaries, considered as one enterprise, or (D) that could adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject, which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, either individually or in the aggregate, would not have a Material Adverse Effect;

(viii)    This Agreement has been duly authorized, executed and delivered by the Company, the Trust and the Bank;

(ix)    The issue and sale of the Securities being delivered at such Time of Delivery by the Company and the compliance by the Company, the Trust and the Bank, with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to such counsel of any court or Governmental Entity;

(x)    No consent, approval, authorization, order, registration or qualification of or with any court or Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Securities, and except as may be required under the rules and regulations of the FINRA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

Annex I-2

(xi)    Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or charter (as applicable) or bylaws or, to such counsel’s knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(xii)    The statements set forth in the Prospectus under the captions “Description of the Securities,” “Description of the Junior Subordinated Notes,” “Book-Entry System,” “Description of the Guarantee,” “Relationship Among the Trust Preferred Securities, Junior Subordinated Notes and the Guarantee,” “Regulation,” “Underwriting,” and “ERISA Considerations” [Add Section re relationship with Other Trusts] in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate and complete;

(xiii0    To the best of such counsel’s knowledge, each of the Company and its subsidiaries possess all Governmental Licenses and have made all filings, applications and registrations with all Governmental Entities that are required in order to permit the Company or such subsidiary to conduct its business as presently conducted, except where the failure to possess such Governmental License or to have made such filing, application or registration would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(xiv)    To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions, their credit or deposit-gathering activities, or engaged in the insurance of deposits (including the FDIC and the SBA) or the supervision or regulation of it or any of its subsidiaries and neither the Company nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission;

(xv)    Neither the Trust nor the Company are, and after giving effect to the offering and sale of the Securities, will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xvi)    The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and they have no reason to believe that any such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

Annex I-3

(xvii)    The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and such counsel does not know of any contracts or other agreements of a character required to be incorporated by reference into the Prospectus or required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus which are not filed or incorporated by reference or described as required;

(xviii)    The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act, the rules and regulations of the Commission thereunder and the corporate governance and other rules and regulations of NASDAQ;

(xix)    The Registration Statement has become effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(xx)    The holders of the Company’s outstanding securities are not entitled to any preemptive or other rights to subscribe for the Junior Subordinated Notes or the Securities under the Company’s bylaws and, to the knowledge of such counsel, no such rights exist under any other agreement or arrangement;

(xxi)    All of the issued and outstanding Common Securities of the Trust are owned by the Company and, to the best of such counsel’s knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right;

(xxii)    The Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act;

(xxiii)    The Junior Subordinated Notes are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Indenture Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity;

(xxiv)    The Junior Subordinated Notes are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Company;

Annex I-4

(xxv)    To the best of such counsel’s knowledge and information after due inquiry, (A) the Trust is not required to be authorized to do business in any jurisdiction other than Delaware, except where the failure to be so authorized would not have a material adverse effect on the Trust’s condition (financial or otherwise) or results of operations taken as a whole; and (B) the Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus;

(xxvi)    The Trust Agreement has been duly executed and delivered by the Administrative Trustees;

(xxvii)    No [Capital Treatment Event] (as defined in the Indenture) has occurred;

 (xxviii)    The Offerors satisfy all of the requirements of the Act for use of Form S-3 for the offering of Securities contemplated by this Agreement;

(xxix)    The Company has full corporate power and authority and the Trust has full trust power and authority to enter into this Agreement, the Indenture, the Trust Agreement, and the Guarantee Agreement, as applicable, and to issue the Junior Subordinated Notes and to effect the transactions contemplated by this Agreement, the Indenture, the Trust Agreement, and the Guarantee Agreement, as applicable, and each of this Agreement, the Indenture, the Trust Agreement, and the Guarantee Agreement has been duly authorized, executed and delivered by the Company and the Trust, as applicable, and constitutes a valid, legal and binding obligation of the Company and the Trust, as applicable, enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).  The execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Securities, the Common Securities, and the Junior Subordinated Notes and the consummation of the transactions herein or therein contemplated will not, to the best of such counsel’s knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any lease, contract, indenture, mortgage, loan agreement or other agreement or instrument known to such counsel to which the Company, the Trust or any of the Company’s subsidiaries is a party or by which it is bound or to which any of its property is subject, the Company’s or any of its subsidiaries’ charter or bylaws, or the Certificate of Trust or any permit, judgment, order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company, the Trust or any of the Company’s subsidiaries or any of their respective properties, except for any breach, violation or default which would not have a material adverse effect on the Company or the Trust; and no consent, approval, authorization, order of, designation, declaration or filing by or with, any court or any regulatory, administrative or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement, the Common Securities, the Securities, or the Junior Subordinated Notes, or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Junior Subordinated Notes by the Company and the Common Securities and Securities by the Trust, except (A) such as may be required under the Act, which have been obtained or made, and (B) the qualification of the Trust Agreement, the Guarantee Agreement and the Indenture under the Trust Indenture Act and the regulations thereunder, all of which have been effected. The filing of the Registration Statement and the registration of the Junior Subordinated Notes, the Guarantee and the Securities under the Act does not give rise to any rights for or relating to the registration of any shares of capital stock or other securities of the Company;

Annex I-5

In addition, such counsel shall state that nothing has come to such counsel’s attention that would lead such counsel to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, or that the General Disclosure Package as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective and at such Time of Delivery, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Annex I-6

ANNEX II

Opinion of Offerors Tax Counsel

(1)           the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation;

(2)           for United States federal income tax purposes, the Securities will constitute indebtedness of the Company; and

(3)           the statements set forth in the Registration Statement under the caption “Certain United States Federal Income Tax Consequences,” subject to the qualifications set forth therein and in this letter, to the extent they describe United States federal income tax laws or legal conclusions, constitute accurate summaries of the matters described therein in all material respects.

Annex II-1

ANNEX III

Opinions of Trustee Counsel

(i)  Wilmington Trust is duly incorporated and validly existing as a banking corporation with trust powers in good standing under the laws of the State of Delaware.

(ii)  Wilmington Trust has the power and authority to execute, deliver and perform its obligations under the Trustee Documents.

(iii)  The execution and delivery of the Trustee Documents, and the performance by Wilmington Trust of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Wilmington Trust.

(iv)  The Declaration of Trust is a legal, valid and binding obligation of Wilmington Trust, enforceable against Wilmington Trust, in accordance with its terms. To the extent that each of the Indenture and the Guarantee is a legal, valid and binding obligation of Wilmington Trust under the laws by which such agreement is expressly governed, each of the Indenture and the Guarantee constitute legal, valid and binding obligations of Wilmington Trust, enforceable against Wilmington Trust, in accordance with the terms thereof.

(v)  Neither the execution, delivery and performance by Wilmington Trust of the Trustee Documents, nor the consummation of any of the transactions by Wilmington Trust contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency under the laws of the State of Delaware or the federal laws of the United States of America governing the trust powers of Wilmington Trust, other than the filing of the Certificate of Trust on behalf of the Trust (which Certificate of Trust has been duly filed).

(vi)  Neither the execution, delivery and performance by Wilmington Trust of the Trustee Documents, nor the consummation of any of the transactions by Wilmington Trust contemplated thereby, is in violation of the charter or bylaws of Wilmington Trust or of the laws of the State of Delaware or of the federal laws of the United States of America governing the trust powers of Wilmington Trust or, to our knowledge, without independent investigation, of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to our knowledge, without independent investigation, of any judgment or order applicable to Wilmington Trust.

(vii)  To our knowledge, without independent investigation, there are no proceedings pending or threatened against Wilmington Trust in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of Wilmington Trust to enter into or perform its obligations under the Trustee Documents.

(viii)  The Debentures have been duly authenticated and delivered by Wilmington Trust, as Trustee, in accordance with the Indenture.

Annex III-1

(ix)  The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.) (the “Act”). All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made.

(x)  Under the Declaration of Trust and the Act, the Trust has the trust power and authority to (A) execute and deliver the Operative Documents, (B) perform its obligations under such Operative Documents and (C) issue the Trust Securities.

(xi)  The execution and delivery by the Trust of the Operative Documents, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

(xii)  The Declaration of Trust constitutes a legal, valid and binding obligation of the Company, the Trustees and the Administrators, and is enforceable against the Company, the Trustees and the Administrators, in accordance with its terms.

(xiii)  Each of the Operative Documents constitutes a legal, valid and binding obligation of the Trust, enforceable against the Trust, in accordance with its terms.

(xiv)  The Capital Securities have been duly authorized for issuance by the Declarationof Trust, and, when duly executed and delivered to and paid for by the purchasers thereof in accordance with the Declaration of Trust and the Underwriting Agreement, the Capital Securities will be validly issued, fully paid and, subject to the qualifications set forth in paragraph 8 below, nonassessable undivided beneficial interests in the assets of the rust and will entitle the Capital Securities Holders to the benefits of the Declaration of Trust. The issuance of the Capital Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

(xv)  The Common Securities have been duly authorized for issuance by the Declaration of Trust and, when duly executed and delivered to the Company as Common Security Holder in accordance with the Declaration of Trust, will be validly issued, fully paid and, subject to paragraph 8 below and Section 9.1(b) of the Declaration of Trust (which provides that the Holder of the Common Securities are liable for debts and obligations of Trust), nonassessable undivided beneficial interests in the assets of the Trust and will entitle the Common Security Holder to the benefits of the Declaration of Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights under the Act or the Declaration of Trust.

(xvi)  Under the Declaration of Trust and the Act, the Holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of the Capital Securities and the Holder of the Common Securities may be obligated, pursuant to the Declaration of Trust, (A) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security Certificates and the issuance of replacement Capital Security Certificates, and (B) to provide security or indemnity in connection with requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of Trust.

Annex III-2

(xvii)  Neither the execution, delivery and performance by the Trust of the Operative Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the authorization of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State (which Certificate of Trust has been duly filed).

(xviii)  Neither the execution, delivery and performance by the Trust of the Operative Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Declaration of Trust or of any law, rule or regulation of the State of Delaware applicable to the Trust.

(xix)  The Trust will not be subject to any tax, fee or governmental charge imposed under the laws of the State of Delaware.  A Capital Security Holder not otherwise subject to income tax by the State of Delaware will not be subject to income taxes imposed by the State of Delaware solely as a result of its ownership of a Capital Security.

Annex III-3